Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-190967) and Form S-8 (Nos. 333-174454, 333-181806, 333-188276, 333-194714, 333-197776, 333-198182 and 333-204340) of LinkedIn Corporation of our report dated May 12, 2015 relating to the financial statements of lynda.com, Inc., which appears in this Current Report on Form 8-K/A of LinkedIn Corporation.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
June 26, 2015